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                                                                   EXHIBIT 10.35


                              AGREEMENT AND RELEASE

        This Agreement and Release is made as of the 29th day of May, 1998, by and between Robert A. Mayer ("Employee"), Coventry Corporation, a Tennessee corporation, ("Coventry") and HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation with its principal place of business at 2575 Interstate Drive, Harrisburg, Pennsylvania 17110 ("Employer"), relating to termination of Employee's employment with Employer.

        WHEREAS, the Employee voluntarily resigned from his position with Employer effective as of May 1, 1998. Employer and Employee desire to enter into a full and final settlement of all matters between them arising out of Employee's employment and the termination thereof.

        NOW, THEREFORE, in consideration of the terms, conditions, mutual promises, and covenants herein contained, the sufficiency of which is acknowledged by the signatures of the parties hereto, Employee and Employer agree as follows:

1.      TERMINATION

        Effective May 1, 1998, Employee's employment with Employer in any and all capacities automatically terminated (the "Termination Date") and Employee resigned all positions held as an officer or director of Employer or any of its subsidiaries or affiliates as of the Termination Date. Employee has turned over to Employer all property of Employer and any of its affiliates or subsidiaries in Employee's possession, including but not limited to all keys, business cards, files, documents and records (and any copies thereof), information, memberships, credit cards, computer hardware and software, and portable telephones, if any, on the Termination Date.

2.      SEVERANCE COMPENSATION

        Notwithstanding Employee's termination, Employer shall provide Employee with certain severance compensation commencing on the Termination Date and continuing for a period of fifteen months through July 31, 1999 (the "Severance Period"), as follows:

        (i) continued payment during the Severance Period of that portion of Employee's full base salary in effect at the Date of Termination (annualized at $250,000), subject to legal withholds and deductions, in such equal installments as are consistent with Employer's customary salary payment practices, and subject to an offset for relocation expenses; and

        (ii) continued coverage under all Welfare Plans (as that term is defined in that certain Employment Agreement entered into effective as of January 24, 1997, and amended as of March 12, 1997, between Employee and Employer (the "Employment Agreement") maintained by Employer in which Employee or his spouse or family were participating immediately prior to the Termination Date. If, however, Employee obtains other coverage through his spouse or obtains employment with another employer during the Severance Period, Employer's coverage shall be provided until the earlier of: (i) the end of the Severance Period or (ii) the date on which the Employee and his spouse and family can be covered under the plans of his spouse or a new employer without being excluded from full coverage because of any actual pre-existing condition.

                Executive's eligibility for, and the Employer match to, the 401(k) Plan (the "401(k) Plan"), the Supplemental Executive Retirement Plan (the "SERP") and/or any other retirement savings program in which the Employee participates shall end at


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                the Termination Date. Employee's balances in the SERP shall be distributed to him as soon as practicable, less tax withholdings, in accordance with the terms of the SERP.

3.      STOCK OPTIONS

        Notwithstanding anything to the contrary contained in any prior agreements, either oral or written, between the parties or in any stock option plan of Coventry, the parties hereby agree that Employee is fully vested in the following options for shares of Common Stock of Coventry Health Care, Inc. (formerly Coventry Corporation):

                                                       No. of Options
        Date of Grant       Exercise Price               Exercisable
        -------------       --------------             --------------

        2/10/97                $ 7.3125                   33,333
        3/27/97                $11.6250                   12,500
        4/14/97                $11.1250                   12,500

        In addition, on February 10, 1999, Employee shall be deemed to vest in the next increment of stock options representing 33,333 shares of Common Stock of Coventry Health Care, Inc. Employee shall have the right to exercise his stock options, to the extent vested, at any time during the Severance Period.

4.      CONFIDENTIALITY

        At all times hereafter, Employee will not, directly or indirectly, reveal, communicate or divulge the contents of this Agreement or any information, knowledge, data, records or documents to any person, firm, corporation or entity which relate to the confidential business of Employer or its affiliates, including but not limited to, any strategic plans, customer lists, contract terms, financial information, pricing terms, sales data or business opportunities, trade secrets, modes of operation, product information, member and Employer subscriber lists, names of firms or services, information regarding prospective, existing and former member and Employer subscribers, providers and employees, and all business and other records of Employer or its affiliates; provided, however, that the foregoing shall not apply to information which is generally known to the public or appears as a matter of public record or matters as to which disclosure is required by law or appropriate judicial or investigative proceeding.

5.      RELEASES

        In further consideration of the severance compensation provided for in
Section 2, above, Employee hereby agrees, on behalf of himself and his administrators, heirs, assigns and anyone claiming through him, to completely release and forever discharge Employer and its officers, directors, subsidiaries, Affiliates, agents, servants, representatives, underwriters, successors, heirs and assigns, and Employer on its behalf and behalf of its subsidiaries agrees to completely release and discharge Employee, from any and all claims, demands, obligations, or causes of action of any nature whatsoever, whether known or unknown, which either of them ever had, or in the future may have, arising out of or in any way connected with the Employee's employment with Employer and the termination thereof provided for hereunder, including, but not limited to, any claim relating to violation of any federal or state statute or regulation, any claim for wrongful discharge or breach of contract, or any claim relating to the state or federal employment laws (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Older Workers' Benefit Protection Act, and the Rehabilitation Act); provided, however, that nothing herein shall be construed as a release of any of either party's obligations hereunder or under the applicable terms of the Employment Agreement not otherwise amended herein.

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Employee expressly acknowledges that he was advised to consult with an attorney prior to signing this Agreement and acknowledges that he has been given a period of at least twenty-one (21) days in which to consider this Agreement, which period by his signature hereto he expressly waives.

Employee understands and agrees that if he breaches this release or files any claim, charge or lawsuit seeking payment of any money or benefits in excess of the payments provided under this Agreement or seeking any equitable relief, Employer may discontinue the payment of any amount payable hereunder and be entitled to recover any amount already paid hereunder.

6.      REVOCATION PERIOD

        The parties herein expressly agree that for a period of seven (7) days following the date of Employee's execution of this Agreement, Employee may revoke this Agreement. The Agreement shall not become effective or enforceable until such revocation period has expired. Should Employee elect to revoke this Agreement pursuant to this paragraph, written notice of such revocation must be received at Employer's corporate offices no later than the close of business on the final day of the revocation period.

7.      THIRD PARTY COMMUNICATIONS

        In consideration of the mutual promises and covenants contained herein, each of the parties expressly agrees that they will not make statements to or initiate or participate in discussions with any other person which are derogatory, disparaging or injurious to the reputation of Employee or of Employer or any of its affiliates or which in any way characterize Employee or Employer or any of its affiliates in an unfavorable light. This provision shall in no way be construed to prohibit either party from responding truthfully to any question or interrogatory which such party is required to answer in connection with any court or other legal proceeding.

8.      MISCELLANEOUS

        EFFECT OF THIS AGREEMENT: With the exception of applicable provisions of the Employment Agreement not revised by this Agreement, this Agreement supersedes any other agreement, express or implied, between the parties as to the matters herein. To the extent any inconsistencies exist between this Agreement and any earlier employment agreements executed by Employee and Employer, including the Employment Agreement, the terms and conditions of this Agreement will supersede and control.

        BINDING NATURE OF AGREEMENT: This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, trustees, administrators, successors and assigns.

        SEVERABILITY: If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

        ENTIRE AGREEMENT: This Agreement represents the entire and final Agreement between the parties regarding the subject matter of Employee's employment with Employer and the termination thereof. All prior negotiations, understandings, conversations, and communications, if any, are merged into this Agreement and have no force and effect other than as expressed in the body hereof.

        GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the state of Pennsylvania.


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        AMENDMENTS: This Agreement may not be modified, amended, or waived without the express prior written consent of all parties hereto.

        FREE ACTS: The parties have relied solely upon their own judgment and the advice of their own counsel in making this Agreement. Employee acknowledges that he has read and fully understands the Agreement and has executed the same under his own free act and will.

        CAPTIONS: The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs.

        IN WITNESS WHEREOF, the parties have executed this Agreement and Release as of the day and year first above written.

                                 /s/ Robert A. Mayer
                                 -------------------------------------
                                 Robert A. Mayer



                                 COVENTRY CORPORATION


                             By: /s/ Allen F. Wise
                                 -------------------------------------
                                 Allen F. Wise
                                 President and Chief Executive Officer



                                 HEALTHAMERICA PENNSYLVANIA, INC.


                             By: /s/ Francis S. Soistman, Jr.
                                 -------------------------------------
                                 Francis S. Soistman, Jr.
                                 President and Chief Executive Officer